Exhibit 4.5

EXECUTION VERSION

INDENTURE

Dated as of May 7, 2015

Among

DJO FINCO INC.,

as Initial Issuer,

and

THE BANK OF NEW YORK MELLON,

as Trustee

and

Second Lien Agent

8.125% SECOND LIEN NOTES DUE 2021

Reference is made to the Junior Lien Intercreditor Agreement, dated as of May 7, 2015, among Macquarie US Trading LLC, as First Lien Agent, The Bank of New York Mellon, as Second Lien Agent, The Bank of New York Mellon, as Third Lien Agent, and DJO Finance LLC and certain of its affiliates (the “TL-Notes Intercreditor Agreement”) and the ABL Intercreditor Agreement, dated as of May 7, 2015, among Wells Fargo Bank, National Association, as ABL Administrative Agent and as ABL Collateral Agent, Macquarie US Trading LLC, as First Lien Term Loan Agent, The Bank of New York Mellon, as Second Lien Notes Agent, The Bank of New York Mellon, as Third Lien Notes Agent, and DJO Finance LLC and certain of its affiliates (the “ABL/TL-Notes Intercreditor Agreement” and, together with the TL-Notes Intercreditor Agreement, the “Intercreditor Agreements”). Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreements and (b) authorizes and instructs the Second Lien Agent on behalf of each Holder to enter into the Intercreditor Agreements as Second Lien Agent on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreements to extend credit to the Company and the Guarantors and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Agent pursuant to the Security Documents and the exercise of any right or remedy by the Second Lien Agent hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Indenture, the terms of the Intercreditor Agreements shall govern.

-i-

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ARTICLE 10

[RESERVED.]

ARTICLE 11

GUARANTEES

Section 11.01	Guarantee	122
Section 11.02	Limitation on Guarantor Liability	123
Section 11.03	Execution and Delivery	124
Section 11.04	Subrogation	124
Section 11.05	Benefits Acknowledged	124
Section 11.06	Release of Guarantees	124

ARTICLE 12

[RESERVED.]

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01	Satisfaction and Discharge	125
Section 13.02	Application of Trust Money	126

ARTICLE 14

MISCELLANEOUS

Section 14.01	[Reserved]	126
Section 14.02	Notices	126
Section 14.03	Communication by Holders of Notes with Other Holders of Notes	128
Section 14.04	Certificate and Opinion as to Conditions Precedent	128
Section 14.05	Statements Required in Certificate or Opinion	128
Section 14.06	Rules by Trustee and Agents	129
Section 14.07	No Personal Liability of Directors, Officers, Employees and Stockholders	129
Section 14.08	Governing Law	129
Section 14.09	Waiver of Jury Trial	129
Section 14.10	Force Majeure	129
Section 14.11	No Adverse Interpretation of Other Agreements	130
Section 14.12	Successors	130
Section 14.13	Severability	130
Section 14.14	Counterpart Originals	130
Section 14.15	Table of Contents, Headings, etc	130
Section 14.16	FATCA	130

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ARTICLE 15

COLLATERAL
Section 15.01	Collateral and Security Documents	131
Section 15.02	Release of Collateral	132
Section 15.03	Authorization of Receipt of Funds by the Trustee Under the Security Documents	133
Section 15.04	Powers Exercisable by Receiver or Second Lien Agent	133
Section 15.05	Second Lien Agent	133
Section 15.06	Intercreditor Agreements and other Security Documents	135

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D-1	Form of First Supplemental Indenture to Be Delivered Upon Consummation of the Merger
Exhibit D-2	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

v

INDENTURE, dated as of May 7, 2015, between DJO Finco Inc., a Delaware corporation (the “Initial Issuer”) and The Bank of New York Mellon, as Trustee and Second Lien Agent.

W I T N E S S E T H

WHEREAS, the Initial Issuer has duly authorized the creation of an issue of $1,015,000,000 aggregate principal amount of 8.125% Second Lien Notes due 2021 (the “Initial Notes”); and

WHEREAS, the Initial Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Initial Issuer, the Trustee and the Second Lien Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2011 Transactions” means the acquisition contemplated by the 2011 Transaction Agreement and related financings.

“2011 Transaction Agreement” means the Equity Interest Purchase Agreement, dated as of March 14, 2011, by and among Rikco International, LLC d/b/a Dr. Comfort, Rikco Holding Corporation, Merit Mezzanine Fund IV, L.P., Merit Mezzanine Parallel Fund IV, L.P., the members of Rikco International, LLC parties thereto and DJO LLC, as the same may have been amended prior to April 7, 2011.

“ABL Credit Agreement” means the Credit Agreement to be entered into on or about the Issue Date by and among the Company, the Co-Issuer, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Wells Fargo Bank, National Association, as the Administrative Agent thereunder, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions or Refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof; provided, however, that such increase in borrowings is permitted under Section 4.09 hereof).

“ABL/TL-Notes Intercreditor Agreement” means the ABL Intercreditor Agreement, to be dated as of the Issue Date, among Wells Fargo Bank, National Association, as ABL Administrative Agent and as ABL Collateral Agent, Macquarie US Trading LLC, as First Lien Term Loan Agent, The Bank of New York Mellon, as Second Lien Agent, The Bank of New York Mellon, as Third Lien Agent, DJO Holdings LLC, the Company, the Co-Issuer and the Guarantors.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 hereof.

“Administrative Agent” means the agent from time to time under the relevant Credit Agreement and Intercreditor Agreement or Agreements who has authority to act for the holders of related First Lien Obligations.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Property” means any property of the Issuers or any Guarantor acquired after the Issue Date that is required to secure the obligations of the Issuers and the Guarantors under the Notes and the Guarantees pursuant to this Indenture and the Security Documents.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 15, 2018 (such redemption price being set forth in Section 3.07(b) hereof), plus (ii) all required interest payments due on such Note through June 15, 2018 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium shall be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Priority Agent” means the applicable Administrative Agent with respect to the relevant Collateral.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, redemption of, or notice with respect to beneficial interests in any Global Note or the redemption or repurchase of any Global Note, the rules and procedures of DTC, the Depositary, Euroclear and/or Clearstream that apply to such transfer, exchange, redemption or repurchase.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $15.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation, forced dispositions or any similar action with respect to assets or the granting of Liens not prohibited by this Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets, or any disposition of the Equity Interests in a Subsidiary, substantially all of the assets of which are

Securitization Assets, in each case in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuers are not material to the conduct of the business of the Issuers and their Restricted Subsidiaries taken as a whole;

(r) the granting of a Lien that is permitted under Section 4.13 hereof;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(t) Permitted Intercompany Activities and related transactions; and

(u) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; provided, however, that any Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be Net Proceeds of an Asset Sale, and such Net Proceeds shall be applied in accordance with Section 4.10 hereof.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more the types of permitted Restricted Payments or Permitted Investments.

“Bank Product Obligations” means Cash Management Obligations and Hedging Obligations.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

“Blackstone Funds” means, individually or collectively, any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed by an Affiliate of The Blackstone Group L.P., or any of their respective successors.

“Borrowing Base” means, as of any date, an amount equal to the sum of: (i) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries and (ii) 70% of the aggregate book value of all inventory of the Company and its Restricted Subsidiaries, in each case, calculated on a consolidated basis in accordance with GAAP.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided, however, that any obligations of the Company or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Indenture (including, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Company for the primary purpose of insuring the businesses or properties owned or operated by the Company or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pound sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government), with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph. Notwithstanding the foregoing, the Trustee shall not be responsible for determining whether any Investment hereunder is permitted by the definition of “Cash Equivalents.”

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided, however, that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposed under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means obligations owed by the Issuers or any Restricted Subsidiary to any agent or a lender under a Credit Facility or any Affiliate of any such agent or lender in respect of any treasury, depository and cash management services (including in respect of liabilities arising from purchase card, travel and entertainment cards or other card services) or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder or any Guarantor; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted

Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Company directly or indirectly through any of its direct or indirect parent holding companies, in each case, other than in connection with any transaction or series of transactions in which the Company shall become the Wholly Owned Subsidiary of a Parent Company;

provided, however, that, in each case, a Change of Control shall not be deemed to have occurred if such Change of Control is also a Permitted Change of Control Event.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Co-Issuer” means DJO Finance Corporation, a Delaware corporation wholly owned by the Company until such time as a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Collateral” means all of the collateral from time to time described in the Security Documents as collateral security for the benefit of the Holders of the Notes.

“Company” means DJO Finance LLC, a Delaware limited liability company until such time as a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Facility of such Person, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated First Lien Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that constitute First Lien Obligations as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the balance sheet of the Company and its Restricted Subsidiaries as of the end of such most recent fiscal quarter to (2) the EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the proviso to the first paragraph thereof).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing

Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (t) penalties and interest relating to taxes, (u) any “additional interest” or “liquidated damages” with respect to securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty;

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiary for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of such most recent fiscal quarter to (2) the EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the proviso to the first paragraph thereof).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), and any extraordinary, non-recurring or unusual charges or expenses (including relating to any multi-year strategic initiatives), restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions (including, for the avoidance of doubt, bulk subscriber contract sales) or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, however, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of Section 4.07(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or this Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided, however, that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the DJO Acquisition, the 2011

Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity- or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans, rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Company or any of its direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes, the Third Lien Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition that are required to be established as a result of such acquisition in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; and

(16) the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause (15) of Section 4.07(b) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (3)(d) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a) hereof.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, and all obligations relating to Qualified Securitization Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Preferred Stock of its Restricted Subsidiaries on a

consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with any acquisition); provided, however, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of Section 4.09(b) hereof. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Credit Agreements” means the ABL Credit Agreement and the Term Loan Credit Agreement.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the debt facilities provided by the Credit Agreements,

or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions or Refinancings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that Refinances any part of the loans, notes, other credit facilities or commitments thereunder, including any such Refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided, however, that such increase in borrowings or issuances is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate delivered to the Trustee, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate delivered to the Trustee executed by the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof and are not otherwise applied to make any other Restricted Payment.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further, however, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Company (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“DJO Acquisition” means the acquisition contemplated by the Agreement and Plan of Merger, dated as of July 15, 2007, by and among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc. and DJO Opco Holdings Inc. (f/k/a DJO Incorporated), and related financings.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) (x) provision for taxes based on income or profits or capital, including, federal, foreign, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) if such Person is treated as a disregarded entity or partnership for U.S. federal, state or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) of Section 4.07(b) hereof and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (y) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments and costs related to the closure or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period; provided, however, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Company may elect not to add back such non-cash charge in the current period and (B) to the extent the Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period to the Investors to the extent otherwise permitted under Section 4.12 hereof; plus

(h) the amount of “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives consummated on or prior to or after the Issue Date that are reasonably identifiable and factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 24 months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other initiative is consummated, net the amount of actual benefits realized during such period from such actions, plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock of the Company (excluding Disqualified Stock) or any of its direct or indirect parent companies (to the extent contributed to the Company as equity (other than Disqualified Stock)), other than:

(1) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or S-8;

(2) sales or issuances to any Subsidiary of the Company; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“Equity Ratio” in connection with a Change of Control means the percentage of the Capitalization of the Company constituting the Deemed Equity on such date where the “Capitalization” consists of the aggregate amount of the Indebtedness of the Company and its Subsidiaries after giving pro forma effect to such Change of Control plus the Deemed Equity of the Company and the “Deemed Equity” of the Company consists of the implied value of any equity of the Company after giving pro forma effect to such Change of Control (which implied value of equity in the case of a public company shall be the Market Capitalization).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the exchange offer, commenced on April 16, 2015, made by the Issuers to holders of the Existing Senior Subordinated Notes to exchange such Existing Senior Subordinated Notes for the Third Lien Notes.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company after the Issue Date from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments from any joint ventures that are not Restricted Subsidiaries or any Unrestricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case after the Issue Date and in each case designated as Excluded Contributions pursuant to an Officer’s Certificate delivered to the Trustee executed by the principal financial officer of the Company within 180 days of the date such capital contributions are made, such dividends, distributions, fees or other payments are recorded or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“Existing Senior Notes” means the Issuers’ 8.75% Second Priority Senior Secured Notes due 2018, 9.875% Senior Notes due 2018 and 7.75% Senior Notes due 2018, in each case outstanding on the Issue Date (and before giving effect to any of the Transactions).

“Existing Senior Secured Credit Facilities” means the Company’s existing senior secured term loan facility and existing senior secured revolving credit facility, in each case outstanding on the Issue Date (and before giving effect to any of the Transactions).

“Existing Senior Subordinated Notes” means the 9.75% Senior Subordinated Notes due 2017 issued by the Issuers pursuant to an indenture, dated as of October 18, 2010, among the Issuers, certain Subsidiaries of the Company, as guarantors, and The Bank of New York Mellon, as trustee.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith.

“First Lien Documents” shall mean, collectively, the Credit Agreements and all agreements, documents and instruments at any time executed and/or delivered by the Issuers or any Guarantor or any other Person to, with or in favor of any First Lien Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, restated, Refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time Refinances or succeeds to all or any portion of the First Lien Obligations on the terms set forth in the Intercreditor Agreements).

“First Lien Lenders” shall mean, collectively, any Person party to the First Lien Documents as a lender (and including any other Person that at any time Refinances, replaces or succeeds to all or any portion of the First Lien Obligations or is otherwise party to the First Lien Documents).

“First Lien Obligations” means all (a) obligations under the Credit Agreements and any other obligations which are secured by a Lien ranking in parity with the obligations under either Credit Agreement or would have ranked pari passu if the obligations under such Credit Agreement were outstanding, (b) Hedging Obligations owed to a Hedge Bank and (c) Cash Management Obligations.

“First Lien Secured Parties” means (a) with respect to a Credit Agreement, collectively, the Administrative Agent with respect to such Credit Agreement, the lenders thereunder and their

Affiliates (including lenders and their Affiliates to whom Cash Management Obligations are owed), the Hedge Banks, any supplemental administrative agent and each co-agent or sub-agent appointed by any such Administrative Agent from time to time and (b) with respect to any other First Lien Document, all lenders, holders or agents thereunder to which any First Lien Obligations are owing.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges for purposes of Section 4.09(a) hereof (and for the purposes of other provisions of this Indenture that refer to Section 4.09(a)) shall not give effect to any Indebtedness being incurred on such date (or on such other subsequent date which would otherwise require pro forma effect to be given to such incurrence) pursuant to Section 4.09(b) hereof (other than Indebtedness incurred pursuant to clause (14) of Section 4.09(b) hereof).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 24 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any State thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which were in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture.

“Guarantor” means, upon consummation of the Merger and execution of the supplemental indenture in the form attached as Exhibit D-1 hereto, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture and its successors and assigns, until released from its obligations under its Guarantee in accordance with the terms of this Indenture.

“Hedge Bank” means any Person that is a revolving credit lender under any Credit Agreement or an Affiliate (determined as of the date of entry into the Secured Hedge Agreement) of a revolving credit lender under any Credit Agreement, in its capacity as a party to a Secured Hedge Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until, after 30 days of becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, however, that Indebtedness of any direct or indirect parent of the Company appearing upon the balance sheet of the Company solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Qualified Securitization Facilities, operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations); provided further, however, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Issuer” has the meaning set forth in the recitals hereto.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co., UBS Securities LLC, RBC Capital Markets, LLC, Macquarie Capital (USA) Inc., Natixis Securities Americas LLC and Blackstone Advisory Partners L.P.

“Intercreditor Agreements” means (a) the TL-Notes Intercreditor Agreement and the ABL/TL-Notes Intercreditor Agreement and (b) any additional intercreditor agreement entered into pursuant to Section 15.06(b) hereof.

“Interest Payment Date” means June 15 and December 15 of each year to stated maturity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Company or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of the Blackstone Funds and any of their Affiliates but not including, however, any of its or such Affiliates’ portfolio companies.

“Issue Date” means May 7, 2015.

“Issuers” means, prior to the Merger, the Initial Issuer, and after the Merger and the execution and delivery of the supplemental indenture in the form attached as Exhibit D-1 hereto, the Company and the Co-Issuer, until such time as a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuers” shall mean such successor Person or Persons.

“Issuers’ Order” means a written request or order signed on behalf of each Issuer by an Officer of such Issuer and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Company or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided, however, that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Management Stockholders” means the employees and members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Company (or its parent entities) who are holders of Equity Interests of any direct or indirect parent companies of the Company on the Issue Date.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Company or any direct or indirect parent, as applicable, on the date of the declaration of a Restricted Payment permitted pursuant to clause (9) of Section 4.07(b) hereof or the date of a Change of Control, as applicable, multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Merger” means the merger of the Initial Issuer with and into the Company on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash

Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of Section 4.10(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Senior Secured Credit Facilities” means, collectively, the new senior secured asset-based revolving credit facility under the ABL Credit Agreement and the new senior secured term loan facility under the Term Loan Credit Agreement, each substantially as described in the Offering Circular.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued hereunder. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.

“Notes Redemptions” means the redemption of (or other satisfaction and discharge of the obligations under) the Existing Senior Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, however, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full or expressly survive the termination of this Indenture.

“Offering Circular” means the offering circular dated April 23, 2015, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the applicable Issuer or Guarantor.

“Officer’s Certificate” means a certificate signed on behalf of an Issuer by an Officer of such Issuer or on behalf of a Guarantor by an Officer of such Guarantor, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary of the Company.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Company, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment Restrictions” has the meaning set forth in the TL-Notes Intercreditor Agreement.

“Permitted Additional Pari Passu Obligations” means Additional Notes issued pursuant to this Indenture or other Indebtedness that is secured on a pari passu basis with the Notes; provided, however, that (i) the representative of such other Indebtedness executes a joinder agreement to the Security Agreement and the Intercreditor Agreements, agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Second Lien Debt” under the Security Agreement and the Intercreditor Agreements.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, however, that any Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Change of Control Event” means the occurrence of any event that would constitute a Change of Control pursuant to the definition thereof; provided, however, that (1) upon such Change of Control but after giving pro forma effect thereto, the Consolidated Leverage Ratio would be less than 6.75 to 1.00 and the Equity Ratio would be at least 25% and (2) in connection with such Change of Control, there is no Rating Event.

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, however, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions between or among the Company and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Company and its Restricted Subsidiaries and, in the good faith judgment of the Company are necessary or advisable in connection with the ownership or operation of the business of the Company and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) customer loyalty and rewards programs.

“Permitted Investment” means:

(1) any Investment in the Company or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, however, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earnouts, not constituting cash and Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, however, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Company or any such Restricted

Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;

(10) guarantees of Indebtedness of the Company and any Restricted Subsidiary permitted under Section 4.09 hereof, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Company or any Restricted Subsidiary in compliance with Section 4.13 hereof;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.12(b) hereof (except transactions described in clauses (2), (5), (9) and (23) of Section 4.12(b) hereof);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $150.0 million and (y) 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Company are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors, managers, consultants and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof;

(17) loans and advances to independent sales persons against commissions not in excess of $15.0 million outstanding at any one time, in the aggregate;

(18) advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by the Company or any of its Restricted Subsidiaries;

(19) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(20) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(21) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contacts;

(22) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(23) repurchases of Notes;

(24) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(25) Investments consisting of promissory notes issued by the Company or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Company or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by Section 4.07 hereof;

(26) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(27) Investments made in connection with Permitted Intercompany Activities and related transactions; and

(28) Investments (i) by the Captive Insurance Subsidiary made in the ordinary course of its business or consistent with past practice, and (ii) in the Captive Insurance Subsidiary in the ordinary course of business or required under statutory or regulatory authority applicable to such Captive Insurance Subsidiary.

“Permitted Liens” means, with respect to any Person (and, in each case, including but not limited to Liens on Collateral):

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 45 days or, if more than 45 days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with

Indebtedness and which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, taken as a whole, and exceptions on title policies insuring liens;

(6) Liens securing:

(a) (i) Obligations with respect to Indebtedness incurred pursuant to clause (1) of Section 4.09(b) hereof, (ii) Hedging Obligations owed to the Hedge Bank and (iii) Cash Management Obligations, all of which may be First Lien Obligations;

(b) Obligations with respect to any Indebtedness incurred pursuant to clause 12(b) of the definition of “Permitted Indebtedness” set forth in Section 4.09(b) hereof; provided, however, that such Obligations may be First Lien Obligations or Second Lien Obligations but the holders of such Obligations must be subject to the Intercreditor Agreements or similar intercreditor agreements acceptable to the Trustee;

(c) additional First Lien Obligations; provided, however, at the time of the incurrence of such First Lien Obligations and after giving pro forma effect thereto, the Consolidated First Lien Debt Ratio would be no greater than 3.85 to 1.00; provided further, however, that the holders of such First Lien Obligations are subject to the Intercreditor Agreements or similar intercreditor agreements acceptable to the Trustee;

(d) Obligations with respect to the Notes issued on the Issue Date;

(e) Obligations with respect to Third Lien Obligations or other Obligations that rank junior in priority as to the Collateral or as to right of payment to the Notes; provided, however, that the holders of such Obligations are subject to the Intercreditor Agreements or similar intercreditor agreements acceptable to the Trustee;

(f) Obligations with respect to any Indebtedness incurred as Coverage Indebtedness or incurred pursuant to clause 12(a) of the definition of “Permitted Indebtedness” set forth in Section 4.09(b) hereof; provided, however, that such Obligations are Second Lien Obligations ranking pari passu with the Notes and the holders of such Obligations are subject to the Intercreditor Agreements or similar intercreditor agreements acceptable to the Trustee; and

(g) Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (13), (14) or (18) of Section 4.09(b) hereof; provided, however, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of Section 4.09(b) hereof extend only to the assets so purchased, leased or improved; (b) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets that secured the Indebtedness being refinanced or (y) extends, Refinances or renews Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3) (solely to the extent such Indebtedness was secured by a Lien prior to such refinancing) or (12) (solely to the extent such Indebtedness was secured by a Lien prior to such refinancing) of Section 4.09(b) hereof; (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (14) shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Company or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and (d) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) shall only be permitted if such Liens extend only to the assets of Foreign Subsidiaries;

(7) Liens existing on the Issue Date (other than Liens on the Collateral securing First Lien Obligations, the Notes or the Third Lien Notes);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Company, the Co-Issuer or any Guarantor;

(16) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) or (9) hereof and this clause (18); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) or (9) hereof and this clause (18) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such Refinancing; provided further, however, to the extent any such Refinancing Indebtedness Refinances Obligations secured by any Lien referred to in the foregoing clauses (6)(d), (e) and (f), such Refinancing Indebtedness ranks pari passu or junior in priority to the Obligations being Refinanced with respect to any Collateral, as the case may be, to the same extent as the Indebtedness being Refinanced unless, in the case of any Refinancing of any Third Lien Obligations, the Refinancing Obligations consist of Second Lien Obligations and either (x) after giving pro forma effect to such Refinancing, the Consolidated Leverage Ratio is less than 6.75 to 1.00 or (y) the Company treats such Refinancing as a Restricted Payment (without regard to the stated maturity of any Third Lien Obligations being Refinanced) and such Restricted Payment could be made and is deemed to be made pursuant to clause (11)(i) of Section 4.07(b) hereof;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed $65.0 million;

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) hereof;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(28) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(29) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(30) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Indenture;

(31) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(32) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(33) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(34) Liens on the assets of non-guarantor Restricted Subsidiaries of the Company securing Indebtedness of such Restricted Subsidiaries that were permitted by the terms of this Indenture to be incurred;

(35) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment;

(36) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(37) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and such Restricted Subsidiary to secure the performance of the Company’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises; and

(38) during a Suspension Period only, Liens securing Indebtedness (other than Indebtedness that is secured equally and ratably with (or on a basis subordinated to) the Notes), including Indebtedness represented by Sale and Lease-Back Transactions, in an amount not to exceed 5.0% of Total Assets at any one time outstanding;

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Lien Obligations” means any First Lien Obligation.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any securitization financing facility that meets the following conditions: (i) the board of directors or management of the Company shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Company and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value or (b) constituting a receivables or payables financing or factoring facility.

“Rating Agencies” means Moody’s and S&P or to the extent Moody’s or S&P shall not make a rating on the Notes publicly available, another nationally recognized statistical rating agency selected by the Issuers which shall be substituted for Moody’s or S&P, as the case may be.

“Rating Event” means with respect to a Change of Control either (a) the Notes are not then rated by both Rating Agencies or (b) within 60 days following announcement of such Change of Control either Rating Agency has decreased the rating of (or indicates it is considering a possible downgrade of) the Notes from the rating on the Notes prior to the announcement of such Change of Control unless, in the case of any such indication, at the time of such Change of Control, such Rating Agency has reaffirmed (or increased) such prior rating.

“Record Date” for the interest payable on any applicable Interest Payment Date means June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinance” means, in respect of any Indebtedness, Capital Stock or obligation, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Capital Stock or other obligations in exchange or replacement for, such Indebtedness, Capital Stock or obligation. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided, however, that any securities of a Person received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets, unless upon receipt of such securities, such Person would become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including the Co-Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Agent” means The Bank of New York Mellon, as the collateral agent for the holders of the Second Lien Notes, together with any successor thereto.

“Second Lien Notes Trustee” means The Bank of New York Mellon, as trustee under this Indenture, and any successor trustee thereunder.

“Second Lien Obligations” means (a) the Notes and the Obligations of the Issuers and the Guarantors under the Notes and this Indenture and (b) any other obligations which are secured by a Lien ranking pari passu with the Second Lien Notes.

“Second Lien Secured Parties” means (a) with respect to this Indenture, collectively, the Trustee, the Second Lien Agent and the holders of the Notes from time to time and (b) with respect to any other Second Lien Obligation, all lenders, holders or agents thereunder to which Second Lien Obligations are owing.

“Secured Hedge Agreement” has the meaning given to it in the applicable Credit Agreement.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the security agreement to be dated as of the Issue Date among the Second Lien Agent, the Issuers and the Guarantors granting, among other things, a second priority Lien on the Collateral, subject to Permitted Liens, in favor of the Second Lien Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Intercreditor Agreements and the agreements pursuant to which security interests in the Collateral are granted to secure the Notes and the Guarantees from time to time, including the Security Agreement.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuers or any Guarantor outstanding under the Credit Agreements (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuers or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under any Credit Agreement or any Affiliate of such lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided, however, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3) any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuers or any of their Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person (other than the Notes and the Guarantees) which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of this Indenture for purposes of this clause if the holder(s) of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated this Indenture and (ii) shall have received a certificate from an Officer of the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture.

“Significant Subsidiary” means (i) the Co-Issuer and (ii) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Company or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and the Company and/or one of its direct or indirect parent companies as in effect on the Issue Date.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes;

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes; and

(3) all Third Lien Obligations, including the Third Lien Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Company’s or any Restricted Subsidiary’s financial statements.

“Term Loan Credit Agreement” means the Credit Agreement entered into on or about the Issue Date, by and among the Company, the Co-Issuer, the lenders party thereto in their capacities as lenders thereunder and Macquarie US Trading LLC, as the Administrative Agent thereunder, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions or Refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof; provided, however, that such increase in borrowings is permitted under Section 4.09 hereof.

“Third Lien Agent” means The Bank of New York Mellon, as the collateral agent for the holders of the Third Lien Notes, and any successor thereto.

“Third Lien Notes” means all the Issuers’ 10.75% Third Lien Notes due 2020 to be issued pursuant to the Third Lien Notes Indenture.

“Third Lien Notes Indenture” means the indenture dated the date of the initial issuance of the Third Lien Notes, among the Issuers, the Guarantors, the Third Lien Notes Trustee and the Third Lien Agent.

“Third Lien Notes Trustee” means The Bank of New York Mellon, as trustee under the Third Lien Notes Indenture, and any successor trustee thereunder.

“Third Lien Obligations” means (a) the Third Lien Notes and the obligations of the Issuers and the Guarantors under the Third Lien Notes and the Third Lien Notes Indenture and (b) any other obligations which are secured by a Lien ranking pari passu with the Third Lien Notes or would have ranked pari passu if the Third Lien Notes were outstanding.

“Third Lien Secured Parties” means (a) with respect to the Third Lien Notes Indenture, collectively, the Third Lien Notes Trustee, the Third Lien Agent and the holders of the Third Lien Notes from time to time and (b) with respect to any other Third Lien Obligation, all lenders, holders or agents thereunder to which Third Lien Obligations are owing.

“TL-Notes Intercreditor Agreement” means the Junior Lien Intercreditor Agreement, to be dated as of the Issue Date, among Macquarie US Trading LLC, as First Lien Agent, The Bank of New

York Mellon, as Second Lien Agent, The Bank of New York Mellon, as Third Lien Agent, DJO Holdings LLC, the Company, the Co-Issuer and the other parties party thereto.

“Total Assets” means, except where expressly provided otherwise, the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of such other Person.

“Transactions” means, collectively, the Exchange Offer, the Notes Redemptions, the refinancing of the Existing Senior Secured Credit Facilities, and the entering into of the New Senior Secured Credit Facilities.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2018; provided, however, that if the period from the Redemption Date to June 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means The Bank of New York Mellon, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company, other than the Co-Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided, however, that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2) such designation complies with Section 4.07 hereof; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Company could incur at least $1.00 of additional Coverage Indebtedness under Section 4.09(a) hereof; or

(2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments;

provided, however, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“ABL Collateral”	15.01
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.12
“Applicable Law”	14.16
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.19
“Coverage Indebtedness”	4.09(a)
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Discharge”	15.02
“Permitted Indebtedness”	4.09(b)
“Purchase Date”	3.09
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Refunding Capital Stock”	4.07
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.19
“Second Commitment”	4.10
“Successor Company”	5.01
“Successor Person”	5.01
“Suspended Covenants”	4.19
“Suspension Date”	4.19
“Suspension Period”	4.19
“Term Loan Collateral”	15.01
“Treasury Capital Stock”	4.07

Section 1.03 Limited Condition Acquisitions.

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “shall” and “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(k) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(l) words used herein implying any gender shall apply to both genders;

(m) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”; and

(n) the principal amount of any Preferred Stock at any time shall be (i) the maximum liquidation value of such Preferred Stock at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock at such time, whichever is greater.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuers may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a

Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC as the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.06 Timing of Payment.

Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Indenture or the Notes is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day and the amount of any such payment that is an interest payment will reflect accrual only through the original payment date and not through the next succeeding Business Day.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i) a written certificate from the Depositary, if available, together with copies of certificates from Euroclear and Clearstream, if available, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(ii) an Officer’s Certificate from the Issuers.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.15 hereof. The Notes shall not be redeemable, other than as provided in Article 3 hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided, however, that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer of each Issuer shall execute the Notes on behalf of such Issuer by manual, facsimile or electronic (including pdf) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuers’ Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, however, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) [Reserved.]

(B) [Reserved.]

(C) [Reserved.]

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a

Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) (except transfers pursuant to clause (F) above) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:

(A) [Reserved.]

(B) [Reserved.]

(C) [Reserved.]

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) [Reserved.]

(B) [Reserved.]

(C) [Reserved.]

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) [Reserved.]

(B) [Reserved.]

(C) [Reserved.]

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved.]

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)

AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) AN “ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR HAS (OR WITH ITS REPRESENTATIVE HAS) SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE NOTES OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY

BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Affiliate of an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not an Issuer or any obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuers upon the written request of the Issuer. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special record date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall transmit or cause to be transmitted, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee of any change in the CUSIP or the ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, they shall furnish to the Trustee, at least two Business Days (unless a shorter notice period shall be agreed to by the Trustee) before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Notes to be redeemed or purchased will be selected by lot, pro rata, or by such other method as the Trustee shall deem fair and appropriate and, with respect to any Global Notes, in accordance with applicable procedures of DTC. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 days nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in an integral multiple of $1,000 (but in a minimum amount of $2,000); no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (or a minimum amount of $2,000), shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to Section 3.09 hereof, the Issuers shall mail or cause to be mailed by first-class mail, postage prepaid, or delivered by electronic transmission notices of redemption at least 15 days (except as set forth in Section 3.07(f) hereof) but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13 hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, with respect to Notes represented by a Definitive Note, a new Note in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note after the redemption date, provided, however, that new Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i) any condition to such redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the names of the Issuers’ and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be mailed or caused to be mailed or delivered by electronic transmission to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered by electronic transmission in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(b) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time prior to June 15, 2018, the Issuers may, at their option and on one or more occasions, redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (a “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) On and after June 15, 2018, the Issuers may, at their option and on one or more occasions, redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record, on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve–month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2018	104.063%
2019	102.031%
2020 and thereafter	100.000%

(c) In addition, (i) until June 15, 2019, the Issuers may, at their option and on one or more occasions, redeem in the aggregate up to 15% of the aggregate principal amount of Notes issued by them at a redemption price equal to 103.0% of the aggregate principal amount thereof, with an amount not to exceed the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Company’s common equity capital made with an amount not to exceed the net cash proceeds of an Equity Offering, plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date and/or (ii) until June 15, 2018, the Issuers may, at their option and on one or more occasions, redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued by them at a redemption price equal to 108.125% of the aggregate principal amount thereof, with an amount not to exceed the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Company’s common equity capital made with an amount not to exceed the net cash proceeds of an Equity Offering, plus accrued and unpaid interest thereon to but excluding the applicable

Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that, in the case of each of clause (i) and (ii) above, at least 50% of the aggregate principal amount of Notes originally issued under this Indenture and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, however, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering. The Issuers may not use the same net proceeds as the basis for both a redemption under clause (i) above and a redemption under clause (ii) above, though, for the avoidance of doubt, the Issuers can allocate proceeds from the same Equity Offering to consummate redemptions under clauses (i) and (ii) above.

(d) Notwithstanding the foregoing, in connection with any tender offer for the Notes (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable Redemption Date.

(e) Except pursuant to clauses (a), (b) (c) and (d) of this Section 3.07, the Notes will not be redeemable at the Issuers’ option.

(f) Notice of any redemption, whether in connection with an Equity Offering, a financing, any other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, financing or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. The Issuers, the Investors and their respective Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

(g) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

Except to the extent required by Section 3.10 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and Permitted Additional Pari Passu Obligations if required by the terms of the Permitted Additional Pari Passu Obligations, or, if less than the Offer Amount has been tendered, all Notes and Permitted Additional Pari Passu Obligations tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first-class mail or by electronic transmission, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Permitted Additional Pari Passu Obligations if required by the terms of the Permitted Additional Pari Passu Obligations. The notice, which shall govern the terms of the Asset Sale Offer shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 (but in a minimum amount of $2,000);

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if any of the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations surrendered by the holders thereof exceeds the Offer Amount, the Notes and such Permitted Additional Pari Passu Obligations to be purchased shall be selected a pro rata basis (or pursuant to applicable depositary procedures) based on the accreted value or principal amount of the Notes or such Permitted Additional Pari Passu Obligations tendered (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, and Permitted Additional Pari Passu Obligations in authorized denominations, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof and Permitted Additional Pari Passu Obligations validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and Permitted Additional Pari Passu Obligations tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder and each tendering holder of Permitted Additional Pari Passu Obligations an amount equal to the purchase price of the Notes properly tendered by such holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to any such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports and Other Information.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC (and make available to the Trustee and Holders of the Notes, without cost to any Holder, within 15 days after the Company files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports that the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Company would be required to file such information with the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c) If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the annual and quarterly information required by the first paragraph of this Section 4.03 shall include a presentation of selected financial metrics (in the Company’s sole discretion) of such Unrestricted Subsidiaries as a group in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(d) The Company may satisfy its obligations under this Section 4.03 by furnishing financial information relating to any parent entity of the Company; provided, however, that the same is accompanied by selected financial metrics (in the Company’s sole discretion) that show the differences between the information relating to such parent, on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand.

(e) Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) of Section 6.01(a) hereof until 120 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.04 Compliance Certificate.

(a) Each Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of such Issuer and, in the case of the Company, its Restricted Subsidiaries, during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether such Issuer has kept, observed, performed and fulfilled in all material respects its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge such Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action such Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuers or any of their respective Subsidiaries gives any notice or takes any other action with respect to a claimed Default, the Issuers shall, within 30 days, upon becoming aware of any Default, deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuers propose to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and the Company shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuers and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Company’s, or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or

(b) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, or any direct or indirect parent company of the Company, including, in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (a) Indebtedness permitted under clauses (7), (8) or (9) of the definition of “Permitted Indebtedness” set forth in Section 4.09 hereof or (b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereof) being collectively referred to as “Restricted Payments”), unless at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of Coverage Indebtedness under Section 4.09(a) hereof; and

(3) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(c), (9) and (14) (to the extent not deducted in calculating Consolidated Net Income) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning September 30, 2007, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company since immediately after November 20, 2007 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof) from the issue or sale of:

(i) (A) Equity Interests of the Company, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants or their respective Controlled Investment Affiliates or Immediate Family Members of the Company, any direct or indirect parent company of the Company and the Company’s Subsidiaries after November 20, 2007, to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof); or

(ii) Indebtedness of the Company or a Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock applied in accordance with clause (2) of Section 4.07(b) hereof, (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Company after November 20, 2007 (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof, (ii) contributions by a Restricted Subsidiary and (iii) any Excluded Contribution); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Company or its Restricted Subsidiaries, in each case after November 20, 2007; or

(ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution (other than an Excluded Contribution) from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment) in each case after November 20, 2007; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value (as determined by the Company in good faith) of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of

Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment;

provided, however, that any Restricted Payment described in clauses (I) or (II) of Section 4.07(a) hereof shall not be permitted pursuant to this clause (3) of Section 4.07(a) hereof prior to January 1, 2017.

(b) The foregoing provisions of Section 4.07(a) hereof shall not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of the Company or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6) (a) or (b) of this Section 4.07(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the Refinancing of (a) Subordinated Indebtedness of the Issuers or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuers or a Guarantor or Disqualified Stock of the Issuers or a Guarantor or (b) Disqualified Stock of the Issuers or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuers or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with Section 4.09 hereof so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so Refinanced, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so Refinanced, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated and junior to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Restricted Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Company in connection with such repurchase, retirement or other acquisition), including any Equity Interest rolled over by management, directors or employees of the Issuer or any direct or indirect parent company of the Company in connection with the DJO Acquisition; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year (which shall increase to $40.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company)); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, the cash proceeds from the sale of Equity Interests of any of the Company’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been and are not thereafter applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof or otherwise; plus

(b) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Company) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4) of Section 4.07(b); provided, however, that (i) cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former employees, directors, officers, members of management or consultants of the Company (or their respective Controlled Investment Affiliates or Immediate Family Members), any of the Company’s direct or indirect parent companies or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries and of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of “Fixed Charges” in Section 1.01 hereof;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided, however, that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 4.07(b);

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities until such proceeds are converted to Cash Equivalents, not to exceed 2.5% of Total Assets at the time of such Investment

(with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards;

(9) the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent company of the Company to fund a payment of dividends on such company’s common stock), following the first public offering of the Company’s common stock or the common stock of any direct or indirect parent company of the Company after the Issue Date, in an amount not to exceed the sum of (A) up to 6% per annum of amount of net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution and (B) an aggregate amount per annum not to exceed 3.5% of Market Capitalization;

(10) Restricted Payments that are made (a) in an amount equal to the amount of Excluded Contributions previously received or (b) without duplication with clause (a), in an amount equal to the Net Proceeds from an Asset Sale in respect of property or assets acquired after the Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(11) (i) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents)) not to exceed 2.0% of Total Assets at such time; and (ii) any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Leverage Ratio is less than 5.50 to 1.00;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the DJO Acquisition, and the fees and expenses related thereto, or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Company to permit payment by such parent company of such amounts), in each case to the extent permitted by (or, in the case of a dividend to fund such payment, to the extent such payment, if made by the Company, would be permitted by) Section 4.12 hereof;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.10 and Section 4.15 hereof; provided, however, that if the Issuers shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in this Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Company to, or the making of loans to, any direct or indirect parent company of the Company in amounts required for any direct or indirect parent company of the Company to pay, in each case without duplication:

(a) franchise, excise and similar taxes and other fees and expenses required to maintain their corporate existence;

(b) foreign, federal, state or local income or similar taxes to the extent such income or similar taxes are attributable to the income of the Company and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, however, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that the Company and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Company, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, (A) paid such taxes separately from any such parent company or (B) if the Company is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period, were the Company a taxpayer and parent of a consolidated group and had paid such taxes for the Company, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above);

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses and, following the first public offering of the Company’s common stock or the common stock of any direct or indirect parent company of the Company, listing fees and other costs and expenses attributable to being a publicly traded company, of any direct or indirect parent company of the Company;

(e) fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent entity;

(f) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent company of the Company;

(g) for Investments that would otherwise be permitted to be made pursuant to this Section 4.07 if made by the Company; provided, however, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01 hereof) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (D) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to clause (3) of Section 4.07(a) hereof and (E) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of this Section 4.07 (other than pursuant to clause (10) of Section 4.07(b) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof) in Section 1.01 hereof; and

(h) amounts that would be permitted to be paid by the Company under clauses (3), (4), (7), (8), (12), (13) and (16) of Section 4.12 hereof; provided, however, that the amount of any dividend or distribution under this clause (15)(h) of Section 4.07(b) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Company to the extent, if any, that such payment would have reduced Consolidated Net Income of the Company if such payment had been made directly by the Company and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(h) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Company, in each case, in the period such payment is made;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

(17) the redemption, repurchase, defeasance or other acquisition or retirement for value of any Existing Senior Subordinated Notes remaining outstanding after the Exchange Offer; provided, however, the aggregate amount of all such Restricted Payments made pursuant to this clause (17) does not exceed $50.0 million; and

(18) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Third Lien Obligations in connection with a Refinancing of such Third Lien Obligations; provided, however, that after giving pro forma effect to such Refinancing, the Consolidated Leverage Ratio is less than 6.75 to 1.00.

For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (18) of Section 4.07(b) hereof or is entitled to be made pursuant to 4.07(a) hereof, the Issuers will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (18) and 4.07(a) hereof in any manner that otherwise complies with this Section 4.07.

The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to this Section 4.07, or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For the avoidance of doubt, this Section 4.07 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(1) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any liabilities owed to the Company or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries that is a Guarantor.

(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreements and the related documentation and Hedging Obligations and pursuant to the terms of the Third Lien Notes and the Existing Senior Subordinated Notes;

(2) this Indenture, the Notes and the Guarantees;

(3) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) hereof on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 hereof and Section 4.13 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with a Permitted Lien;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof;

(10) customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture;

(11) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(12) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, however, that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(13) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(14) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(15) restrictions arising in connection with cash or other deposits permitted under Section 4.13 hereof;

(16) any agreement or instrument (A) relating to any Indebtedness, Disqualified Stock or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 4.09 hereof if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Company) or is otherwise in effect on the Issue Date and (B) either (x) the Company determines that such encumbrance or restriction will not adversely affect the Company’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(17) restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Company are necessary or advisable to effect such Qualified Securitization Facility;

(18) (i) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation thereof) and (ii) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired; and

(19) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (18) of this Section 4.08(b); provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), and issue shares of Disqualified Stock and any Restricted Subsidiary that is not a Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period any Indebtedness or Capital Stock incurred under this Section 4.09(a) being “Coverage Indebtedness”).

(b) The provisions of Section 4.09(a) hereof shall not apply to the following (collectively, “Permitted Indebtedness”):

(1) the incurrence of Indebtedness under Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of (a) $1,205.0 million less the amount, if any, of any Delayed Draw Term Loans (as defined in the Term Loan Credit Agreement) undrawn as of December 31, 2015 plus (b) the greater of (1) $150.0 million and (2) the Borrowing Base as of the date of such incurrence; provided, however, that to the extent Indebtedness is incurred in reliance on clause (2) of this Section 4.09(b), such Indebtedness will be limited to revolving credit Indebtedness where the amount of such Indebtedness incurred under a Credit Facility is a function of the Borrowing Base.

(2) the incurrence by the Company and any Guarantor of Indebtedness represented by (a) the Notes issued as of the Issue Date (and any Guarantee thereof on and after the Issue Date) and (b) the Third Lien Notes issued in connection with the Exchange Offer;

(3) Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date but after giving effect to the Exchange Offer (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b)), including any Existing Senior Subordinated Notes that remain outstanding after the Exchange Offer;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof) not to exceed 4.0% of Total Assets (in each case, determined at the date of incurrence or issuance); so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset);

(5) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank, guarantees, banker’s acceptances, warehouse receipts or similar instruments, in each case in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(6) Indebtedness arising from (a) Permitted Intercompany Activities and (b) agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Company to a Restricted Subsidiary; provided, however, that any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor is subordinated in right of payment to the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Co-Issuer or Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes unless the terms of such Indebtedness expressly provide otherwise); provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, however, that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Co-Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of the Notes of such Guarantor (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes unless the terms of such Indebtedness expressly provide otherwise); provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8) of Section 4.09(b);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9) of Section 4.09(b);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under this Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(12) (a) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the

Company (in each case, other than Excluded Contributions and proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 4.07(a) hereof to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to such clauses or pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and

(b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12) of Section 4.09(b), does not at any one time outstanding exceed the greater of (x) $175.0 million and (y) 5.0% of Total Assets (in each case, determined on the date of such incurrence) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12) of Section 4.09(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12) of Section 4.09(b) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this clause (12) of Section 4.09(b));

(13) the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to Refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary incurred or issued as permitted under Section 4.09(a) hereof and clauses (2), (3), (4) and (12)(a) of this Section 4.09(b), this clause (13) and clause (14) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so Refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued interest, fees and expenses in connection therewith prior to its respective maturity (the “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced (the “Refinanced Indebtedness”),

(b) to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to, junior in right of payment to or pari passu with the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to, junior in right of payment to or ranks pari passu with the Notes or the Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Co-Issuer or a Guarantor that Refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company, the Co-Issuer or a Guarantor; or

(ii) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that Refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

provided further, however, that (x) subclause (a) of this clause (13) will not apply to any Refinancing of any Credit Facilities or any Secured Indebtedness that does not have a Lien on any of the Collateral, (y) subclause (b) of this clause (13) will not apply to any Third Lien Obligations to the extent permitted by clause (18) of Section 4.07(b) hereof and (z) subclause (b) of this clause (13) will not apply to any Refinancing of any Existing Senior Subordinated Notes that remain outstanding after the Exchange Offer;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition (or other purchase of assets) or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition or merger, either (a) the Company would be permitted to incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.09(a) hereof, or (b) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture,

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Company provided, however, that such guarantee is incurred in accordance with Section 4.16 hereof, or

(c) any incurrence by the Co-Issuer of Indebtedness as a co-issuer of Indebtedness of the Company that was permitted to be incurred by this Section 4.09;

(18) (a) Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (18) of Section 4.09(b) hereof, 10.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) of Section 4.09(b) hereof shall cease to be deemed incurred or outstanding for purposes of this clause (18) of Section 4.09(b) hereof but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which the Company or its Restricted Subsidiaries could have incurred such Indebtedness under Section 4.09(a) hereof without reliance on this clause (18) of Section 4.09(b) hereof) and (b) Indebtedness of Foreign Subsidiaries pursuant to factoring agreements in an amount at any one time outstanding not to exceed $20.0 million (determined on the date of such incurrence);

(19) (a) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of Section 4.07(b) hereof; and

(b) Indebtedness representing deferred compensation to employees of the Company (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(20) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(21) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(22) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm’s length commercial terms;

(23) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

(24) Indebtedness of the Company or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

(c) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness that Refinances any Third Lien Obligations unless:

(i) the Refinancing Indebtedness consists of Third Lien Obligations;

(ii) the Refinancing Indebtedness is not secured by any Lien on property of the Company or any Restricted Subsidiary and either (x) after giving pro forma effect to such Refinancing, the Consolidated Leverage Ratio is less than 6.75 to 1:00 or (y) the Refinancing Indebtedness contains provisions comparable to the Payment Restrictions; or

(iii) the Refinancing Obligations consist of First Lien Obligations or Second Lien Obligations and either (x) after giving pro forma effect to such Refinancing, the Consolidated

Leverage Ratio is less than 6.75 to 1.00 or (y) the Company treats such Refinancing as a Restricted Payment (without regard to the stated maturity of any Third Lien Obligations being Refinanced) and such Restricted Payment could be made and is deemed to be made pursuant to clause (11)(i) of Section 4.07(b) hereof; provided, however, that in the case of any such First Lien Obligations, such Obligations are incurred under clause (6)(c) of the definition of “Permitted Liens”.

(d) For purposes of determining compliance with this Section 4.09:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (24) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses of Section 4.09(b) or under Section 4.09(a) hereof; provided, however, that all Indebtedness outstanding under the Credit Agreements on the Issue Date will be treated as incurred on such date under clause (1) of Section 4.09(b) hereof; and

(2) at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b) hereof.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09. Refinancing Indebtedness and any Indebtedness permitted to be incurred under this Indenture to Refinance Indebtedness incurred pursuant to clauses (1) and (12)(b) of Section 4.09(b) hereof shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such Refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being Refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such Refinancing.

The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Section 4.10 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the following shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet as determined by the Company) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies the Company or such Restricted Subsidiary from such liabilities,

(B) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(C) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to reduce or offer to reduce Indebtedness as follows:

(A) if the assets subject of such Asset Sale constitute Collateral, to permanently reduce Priority Lien Obligations (and to correspondingly reduce commitments with respect thereto) or to permanently reduce (or offer to reduce) Obligations under the Notes and under any other Permitted Additional Pari Passu Obligations on a pro rata basis; provided, however, that all reductions of Obligations under the Notes shall be made as provided under Section 3.07 hereof through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of the Notes that would otherwise be prepaid;

(B) if the assets subject of such Asset Sale do not constitute Collateral, permanently reduce Obligations under Senior Indebtedness that is secured by a Lien, which Lien is permitted by this Indenture, and to correspondingly reduce commitments with respect thereto;

(C) if the assets subject of such Asset Sale do not constitute Collateral, permanently reduce Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided, however, that the Issuers shall equally and ratably reduce (or offer to reduce, as applicable) Obligations under the Notes (and may elect to reduce Permitted Additional Pari Passu Obligations) on a pro rata basis; provided further, however, that all reductions of Obligations under the Notes shall be made as provided under Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth under Sections 3.09 and 4.10(c)) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(D) if the assets subject to such Asset Sale do not constitute Collateral, permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or any Restricted Subsidiary or (ii) an Issuer or a Guarantor,

(2) to make (A) an Investment in any one or more businesses; provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets, in each of (A), (B) and (C), used or useful in a Similar Business; provided further, however, that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Collateral are pledged as Collateral to the extent required under and in accordance with the Security Documents, or

(3) to make an Investment in (A) any one or more businesses; provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) acquisitions of other assets that, in each of (A), (B) and (C), replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided further, however, that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Collateral are pledged as Collateral to the extent required under and in accordance with the Security Documents;

provided, however, that, in the case of clauses (2) and (3) above, a binding commitment entered into not later than such 450th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further, however, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(c) Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) hereof will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of the Notes and to the holders of any other Permitted Additional Pari Passu Obligations if required by the terms of Permitted Additional Pari Passu Obligations, to purchase the maximum aggregate principal amount of the Notes and Permitted Additional Pari Passu Obligations that, in the case of the Notes, is an integral multiple of $1,000 (but in minimum amounts of $2,000), and may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, and in the case of any Permitted Additional Pari Passu Obligations, at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $30.0 million by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $30.0 million or less.

(d) To the extent that the aggregate amount of Notes and Permitted Additional Pari Passu Obligations, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purposes not otherwise prohibited under this Indenture. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations (if any) surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuers shall purchase the Notes and such Permitted Additional Pari Passu Obligations on a pro rata basis (or pursuant to applicable depositary procedures) based on the accreted value or principal amount of the Notes and such Permitted Additional Pari Passu Obligations tendered with adjustments as necessary so that no Notes or Permitted Additional Pari Passu Obligations, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Upon consummation or expiration of any Asset Sale Offer, any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuers may use such Net Proceeds for any purpose not otherwise prohibited under this Indenture.

(e) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(f) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

Section 4.11 [Reserved].

Section 4.12 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $35.0 million, a resolution adopted by the majority of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.12(a).

(b) The provisions of Section 4.12(a) hereof shall not apply to the following:

(1) transactions between or among the Company or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by Section 4.07 hereof (other than pursuant to clause (13) of Section 4.07(b) hereof) and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement in an aggregate amount in any fiscal year not to exceed the greater of $7.0 million and 2.0% of EBITDA for such fiscal year (calculated, solely for the purpose of this clause (3), assuming (a) that such fees and related expenses had not been paid, when calculating Net Income, and (b) without giving effect to clause (h) of the definition of EBITDA) (plus any unpaid management, consulting, monitoring and advisory fees and related expenses within such amount accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) (A) employment agreements, employee benefit and incentive compensation plans and arrangements and (B) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Company to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Company) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Company) may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) of Section 4.12 hereof to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the Company to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent company of the Company or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Affiliates or Immediate Family Members) of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Company in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Company and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Company in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Company in good faith;

(14) (i) investments by Permitted Holders in securities or loans of the Company or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities or loans of the Company or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(16) payments by the Company (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of Section 4.07(b) hereof;

(17) any lease entered into between the Company or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor, which is approved by the Company in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Company or any direct or indirect parent thereof pursuant to any stockholders agreement or registration rights agreements in existence on the Issue Date;

(20) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders;

(21) Permitted Intercompany Activities and related transactions; and

(22) any transactions with a joint venture which would constitute an Affiliate Transaction solely because the Company or its Restricted Subsidiary owns an equity interest or otherwise controls such joint venture or similar entity.

Section 4.13 Liens.

(a) The Company shall not, and shall not permit the Co-Issuer or any Guarantor to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien (except Permitted Liens) on any of its property or assets (including Capital Stock of a Restricted Subsidiary) that secures Obligations under any Indebtedness, whether owned at the Issue Date or thereafter acquired, other than, in the case of any asset that does not constitute Collateral (including assets previously constituting Collateral that have been released from the Liens securing the Notes and the Guarantees), any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under the Indenture, the Notes and the Guarantees are secured on an equal and ratable basis with (or, in the case of any such Indebtedness which is Subordinated Indebtedness, on a prior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien on such assets.

(b) Notwithstanding the foregoing, to the extent that any asset that does not then constitute Collateral is pledged by the Company, the Co-Issuer or any Guarantor to secure any Priority Lien Obligation, such asset shall also be pledged to secure the Notes and the Guarantees as required under and in accordance with the Security Documents, and such asset will thereafter be deemed to be part of the Collateral.

(c) Any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.13(a) or Section 4.13(b) hereof shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in Section 4.13(a) or Section 4.13(b).

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than the Co-Issuer), if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 60 days following any Change of Control, the Issuers shall send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”) except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described in clause (8) below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided, however, that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and shall describe each such condition, and, if applicable, shall state that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) the other instructions, as determined by the Issuers, consistent with this Section 4.15, that a Holder must follow.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is delivered in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue thereof.

(b) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Issuers.

(c) The Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) The Issuers shall not be required to make a Change of Control Offer upon a Permitted Change of Control Event.

(e) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.16 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

The Company shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Company or any Guarantor), other than a Guarantor, the Co-Issuer, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Company, the Co-Issuer or any other Guarantor unless such Restricted Subsidiary within 60 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company, the Co-Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(c) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided, however, if the guarantee giving rise to such Restricted Subsidiary becoming a Guarantor is secured by assets of such Restricted Subsidiary of the same type as the Collateral then securing the Notes, such Restricted Subsidiary will execute and deliver joinders to the Security Documents (or execute and deliver additional similar Security Documents) to secure its Guarantee with such assets; provided further, however, that this Section 4.16 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60-day period described in this Section 4.16.

Section 4.17 Designated Senior Indebtedness.

The Issuers hereby designate the Notes to be Designated Senior Indebtedness as defined in the indenture governing the Existing Senior Subordinated Notes.

Section 4.18 Limitation on Business Activities of the Co-Issuer.

The Co-Issuer may not hold any assets, become liable for any obligations or engage in any business activities; provided, however, that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by the Company, and may engage in any activities directly related thereto or necessary in connection therewith. The Co-Issuer shall be a Wholly-Owned Subsidiary of the Company at all times.

Section 4.19 Covenant Suspension.

(a) If on any date following the Issue Date, (i) the Notes have an Investment Grade Rating from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.12, Section 4.15, Section 4.16 and clause (4) of Section 5.01(a) hereof shall no longer be applicable to the Notes (collectively, the “Suspended Covenants”) until the occurrence of the Reversion Date (as defined below).

(b) During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

(c) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Suspension

Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from any Asset Sales shall be reset to zero.

(d) During the Suspension Period, the Company and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.13 (including Permitted Liens) and any Permitted Liens which may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.13 hereof and for no other Section in this Article 4).

(e) Notwithstanding the foregoing, in the event of any such reinstatement of the Suspended Covenants, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided, that (i) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though Section 4.07 hereof had been in effect prior to, but not during, the Suspension Period; (ii) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of Section 4.09(b) hereof; (iii) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of Section 4.12(b) hereof; (iv) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of Section 4.08(a) hereof that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (1) of Section 4.08(b) hereof; and (v) no Subsidiary of the Company shall be required to comply with Section 4.16 hereof after such reinstatement with respect to any guarantee entered into by such Subsidiary during any Suspension Period.

(f) The Company will give the Trustee written notice of any suspension of covenants not later than five Business Days after such suspension has occurred. In the absence of such notice, the Trustee shall assume the Suspended Covenants are in full force and effect. The Company will give the Trustee written notice of any occurrence of a Reversion Date no later than five Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume that the Suspended Covenants apply and are in full force and effect.

Section 4.20 Impairment of Security Interest.

(a) Subject to 4.20(b) and the terms of the Security Documents, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of impairing the security interest with respect to a material portion of the Collateral for the benefit of the Trustee and the Holders of the Notes (including the priority thereof). The foregoing shall not be deemed to prohibit any action or inaction that is otherwise permitted by this Indenture or the Security Documents.

(b) At the direction of the Issuers and without the consent of the Holders, the Trustee and the Second Lien Agent shall from time to time enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein (which may include a release of Collateral), (ii) add to the Collateral or (iii) make any other change thereto that does not adversely affect the Holders, the Trustee or the Second Lien Agent.

Section 4.21 After-Acquired Property.

If an Issuer or a Guarantor acquires property that is not automatically subject to a perfected security interest or Lien under the Security Documents and such property would be of the type that is required to be pledged as Collateral under the Indenture and the Security Documents, or a Restricted Subsidiary becomes a Guarantor, then such Issuer or such Guarantor, as the case may be, will reasonably promptly provide security interests in and Liens on such property (or, in the case of a new Guarantor, all of its assets constituting Collateral under the Indenture and the Security Documents), subject to Permitted Liens, in favor of the Second Lien Agent for its benefit and the benefit of the Trustee and the Holders of the Notes and deliver certain joinder agreements and certificates in respect thereof as required by the Indenture and the Security Documents and take all actions required by the Security Documents to perfect the Liens created.

Section 4.22 Further Assurances.

The Issuers and the Guarantors shall, at their expense, execute and deliver, or cause to be executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral for the benefit of the Holders of the Notes and the Trustee and the holders of any Permitted Additional Pari Passu Obligations, in each case, to the extent required by this Indenture, the Security Documents and the agreements governing the Permitted Additional Pari Passu Obligations, and to otherwise effectuate the provisions or purposes of this Indenture and the Security Documents.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except for the Merger, which is expressly permitted under this Indenture, the Company may not, directly or indirectly, consolidate or merge or amalgamate with or into or wind up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, however, if the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture and under the Security Documents;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Company or the Successor Company, as applicable, would be permitted to incur at least $1.00 of additional Coverage Indebtedness, or

(B) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c)(1) hereof shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(6) the Co-Issuer, unless it is the party to the transactions described above, in which case Section 5.01(e) shall apply, shall have by supplemental indenture confirmed that it continues to be a co-obligor of the Notes; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b) The Successor Company shall succeed to, and be substituted for the Company, as the case may be, under this Indenture, the Guarantees and the Notes, as applicable. Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof,

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Company or a Guarantor, and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

(c) Guarantors. Subject to certain limitations described in this Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor shall, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to a supplemental indenture and under the Security Documents;

(C) immediately after such transaction, no Default exists; and

(D) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture;

(2) the transaction is made in compliance with Section 4.10 hereof; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

(d) Subject to certain limitations described in this Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Company, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in Section 5.01(c) hereof.

(e) Co-Issuer. The Co-Issuer shall not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Co-Issuer’s properties or assets, in one or more related transactions, to any Person unless:

(1) (A) concurrently therewith, a corporate Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Company organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction) expressly assumes all the obligations of the Co-Issuer under this Indenture and the Notes pursuant to a supplemental indenture and under the Security Documents; or

(B) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;

(2) immediately after such transaction, no Default shall have occurred and be continuing; and

(3) the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, any Guarantor or the Co-Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company, such Guarantor or the Co-Issuer, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company, such Guarantor or the Co-Issuer, as the case may be, shall refer instead to the successor corporation and not to the Company, such Guarantor or the Co-Issuer, as the case may be), and may exercise every right and power of the Company, such Guarantor or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, such Guarantor or the Co-Issuer, as the case may be, herein; provided, however, that the predecessor, as the case may be, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the assets of the Company, such Guarantor or the Co-Issuer, as the case may be, that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable (whether at maturity, upon redemption, acceleration or otherwise), of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Company, the Co-Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (9) of Section 6.01(a)) contained in this Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated

final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5) failure by the Company, the Co-Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary), in a proceeding in which the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Company or any such Significant Subsidiary; or

(iii) orders the liquidation of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under Section 4.03 hereof) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; and

(9) unless all of the Collateral has been released from the Liens on the Collateral securing the Notes in accordance with the provisions of the Security Documents, (i) default by the Company or any Significant Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Liens on a material portion of the Collateral granted to the Second Lien Agent for its benefit and the benefit of the Holders of the Notes, (ii) the repudiation in writing by the Company or any Significant Subsidiary of its material obligations under the Security Documents or (iii) the final determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral, in each case of (i), (ii) or (iii), which default, repudiation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuers receive written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied.

(b) In the event of any Event of Default specified in clause (4) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the Default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.

(a) If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer) and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction); provided, however, that subject to Section 6.02 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Initial Issuer, Co-Issuer and the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii) to the Company or to such party as a court of competent jurisdiction shall direct, including the Co-Issuer or a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) [Reserved].

(c) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(g) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. Delivery of reports to the Trustee pursuant to Section 4.03 hereof shall not constitute knowledge of, or notice of, the Trustee of the information contained therein (the Trustee is instead entitled to rely on an Officer’s Certificate).

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action except that it shall be liable for damages that arise out of the Trustee’s gross negligence, bad faith or willful misconduct.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Second Lien Agent, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Issuers deliver certificates setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(l) The permissive rights of the Trustee, including the right to obtain an Officer’s Certificate and an Opinion of Counsel to do things enumerated in this Indenture shall not be construed as duties.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders of Notes a notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

The Issuers and the Guarantors, jointly and severally, shall pay to the Trustee and Second Lien Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s and Second Lien Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors, jointly and severally, shall reimburse the Trustee and Second Lien Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Second Lien Agent’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee and Second Lien Agent for, and hold the Trustee and Second Lien Agent harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee and Second Lien Agent shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or Second Lien Agent to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee and Second Lien Agent may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee and Second Lien Agent through the Trustee’s and Second Lien Agent’s own willful misconduct, negligence or bad faith. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or Second Lien Agent.

Notwithstanding anything to the contrary in Section 4.13 hereof, to secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee and Second Lien Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and Second Lien Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or Second Lien Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee and Second Lien Agent.

A resignation or removal of the Trustee or Second Lien Agent and appointment of a successor Trustee or Second Lien Agent shall become effective only upon the successor Trustee’s or

Second Lien Agent’s acceptance of appointment as provided in this Section 7.08. The Trustee or Second Lien Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee or Second Lien Agent by so notifying the Trustee or Second Lien Agent and the Issuers in writing. The Issuers may remove the Trustee or Second Lien Agent if:

(a) the Trustee or Second Lien Agent fails to comply with Section 7.10 hereof;

(b) the Trustee or Second Lien Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Second Lien Agent under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or Second Lien Agent or its property; or

(d) the Trustee or Second Lien Agent becomes incapable of acting.

If the Trustee or Second Lien Agent resigns or is removed or if a vacancy exists in the office of Trustee or Second Lien Agent for any reason, the Issuers shall promptly appoint a successor Trustee or Second Lien Agent. Within one year after the successor Trustee or Second Lien Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee or Second Lien Agent to replace the successor Trustee or Second Lien Agent appointed by the Issuers.

If a successor Trustee or Second Lien Agent does not take office within 60 days after the retiring Trustee or Second Lien Agent resigns or is removed, the retiring Trustee or Second Lien Agent (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Second Lien Agent.

If the Trustee or Second Lien Agent, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Second Lien Agent and the appointment of a successor Trustee or Second Lien Agent.

A successor Trustee or Second Lien Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Second Lien Agent and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee or Second Lien Agent shall become effective, and the successor Trustee or Second Lien Agent shall have all the rights, powers and duties of the Trustee or Second Lien Agent under this Indenture. The successor Trustee or Second Lien Agent shall mail a notice of its succession to Holders. The retiring Trustee or Second Lien Agent shall promptly transfer all property held by it as Trustee or Second Lien Agent to the successor Trustee or Second Lien Agent; provided, however, all sums owing to the Trustee or Second Lien Agent hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee or Second Lien Agent pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee or Second Lien Agent.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes and all obligations of the Guarantors with respect to the Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes, Guarantees and Security Documents on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below (it being understood that such Notes may not be outstanding for accounting purposes), and to have satisfied all their other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(b) the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Second Lien Agent, and the Issuers’ obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof and clauses (4) and (5) of Section 5.01(a), Sections 5.01(c) and 5.01(d) hereof with respect to the outstanding Notes and the related Guarantees on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the related Guarantees, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the related Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and 6.01(a)(8) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under either Credit Agreement, the Third Lien Notes Indenture or any other material agreement or instrument (other than this Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such other Indebtedness, and the granting of Liens in connection therewith);

(6) [Reserved;]

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this

Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, any Guarantor (with respect to a Guarantee or this Indenture), the Trustee and the Second Lien Agent may amend or supplement this Indenture, the Security Documents and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Sections 5.01 hereof;

(4) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change or changes that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights, taken as a whole, under this Indenture of any such Holder;

(6) to release Collateral from any Lien pursuant to the Indenture and the Security Documents when permitted or required by this Indenture or to add assets to the Collateral to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided, however, that the granting of such security interest is not prohibited under Section 4.20 hereof or otherwise under this Indenture;

(7) to add parties to the Security Documents, including Guarantors, or successors, including successor trustees or other representatives;

(8) to make provision for pledges of any collateral to secure the Notes;

(9) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(10) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(11) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Second Lien Agent thereunder pursuant to the requirements thereof;

(12) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely tradeable;

(13) to provide for the issuance of Additional Notes in accordance with this Indenture;

(14) to add a Guarantor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture;

(15) to conform the text of this Indenture, Guarantees, the Security Documents or the Notes to any provision of the “Description of Notes” section of the Offering Circular to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, Guarantees, the Security Documents or the Notes;

(16) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;

(17) to make any other modifications to the Notes or this Indenture of a formal, minor or technical nature, or necessary to correct a manifest error, so long as such modification does not adversely affect the rights of any Holders in any material respect;

(18) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Second Lien Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Second Lien Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Second Lien Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(19) to secure any Priority Lien Obligations or any Permitted Additional Pari Passu Obligations under the Security Documents and, if applicable, to include the same in the Intercreditor Agreements;

(20) to enter into any intercreditor arrangements with respect to Indebtedness secured by junior Liens on the Collateral; or

(21) to provide for (i) the succession of any parties to the Security Documents or the Intercreditor Agreements (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Agreements or any other agreement that is not prohibited by this Indenture, or (ii) the succession of the Second Lien Agent as collateral agent under this Indenture, the Intercreditor Agreements and the Security Documents.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Trustee and the Second Lien Agent may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any), other than Notes beneficially owned by the Issuers or their Affiliates, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

In addition, except as provided in Section 9.01 and this Section 9.02 hereof, the Security Documents may be amended or supplemented or otherwise modified in any manner with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes and the Permitted Additional Pari Passu Obligations, voting as one class.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of such Notes or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) Section 3.09, Section 4.10 and Section 4.15 hereof to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes);

(3) reduce the rate of or change the time for payment of interest on such Notes;

(4) waive a Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make such Notes payable in money other than U.S. dollars;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on such Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Guarantees;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, as of the latest audited consolidated financial statements of the Company), would constitute a Significant Subsidiary in any manner adverse to the Holders of the Notes or release the Co-Issuer from its obligations under this Indenture.

Without the consent of holders of at least 66-2/3% in aggregate principal amount of the Notes and Permitted Additional Pari Passu Obligations then outstanding, voting as one class, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions in this Indenture dealing with Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the holders as determined by the Issuers acting in good faith or otherwise release any Collateral other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify the Intercreditor Agreements in any manner adverse to the holders in any material respect other than in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreements; provided, however, it is understood that the right of the Issuers to take the foregoing actions with such consent (including the release of all or substantially all Collateral securing the Notes and the Guarantees, which shall require the consent of each affected holder) shall be deemed a feature of the Notes, and each Holder of Notes by holding the Notes thereby agrees that no such action should thereby constitute the Notes as a new security.

Prior to the repayment of the Priority Lien Obligations, the Administrative Agents or holders of the Priority Lien Obligations may amend, waive or modify the security documents of such holders and, pursuant to the Intercreditor Agreements, such changes will automatically apply to comparable provisions of the Security Documents.

No amendment of, or supplement or waiver to, the Security Documents (other than the Intercreditor Agreements) shall be permitted to be effected in violation of or inconsistent with the terms of the Intercreditor Agreements without the prior written consent of the applicable Administrative Agent. No amendment of, or supplement or waiver to, any Intercreditor Agreement shall be permitted to be effected without the consent of the applicable Administrative Agent, the Second Lien Agent and the Third Lien Agent.

Each Holder of Notes, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Security Documents and the performance by the Trustee and the

Second Lien Agent of their respective obligations and the exercise of their respective rights thereunder and in connection therewith. A copy of the Security Documents shall be made available for inspection during normal business hours on any Business Day upon prior written request at the offices of the Trustee.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. Once an amendment, supplement or waiver becomes effective in accordance with its terms and the terms hereof, it thereafter binds every subsequent Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

[Reserved.]

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

Subject to this Article 11, upon the Merger and execution and delivery of a supplemental indenture in the form of Exhibit D-1 hereto, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium or interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders, the Trustee or Second Lien Agent hereunder or thereunder (including, but not limited to, all outstanding fees and expenses (including, but not limited to, attorney fees and expenses of the Trustee and Second Lien Agent)) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general secured senior obligation of such Guarantor and shall, subject to the Intercreditor Agreements, including the Payment Restrictions, be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, if any.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03 Execution and Delivery.

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.16 hereof, the Company shall cause any newly created or acquired Restricted Subsidiary that is not a Guarantor to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.

Section 11.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01 hereof; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 11.05 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.06 Release of Guarantees.

A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1) (A) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case, if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of this Indenture;

(B) the release or discharge of the guarantee by such Guarantor of Indebtedness under the Credit Agreements or the release or discharge of the guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision and that, if any such guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to Section 4.16 hereof);

(C) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.07 hereof and the definition of “Unrestricted Subsidiary”;

(D) upon the liquidation of such Guarantor following the transfer of all of its assets to the Company or another Guarantor; or

(E) the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the Issuers’ obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

ARTICLE 12

[Reserved.]

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01 Satisfaction and Discharge.

This Indenture and the Security Documents shall be discharged and shall cease to be of further effect as to all Notes, when:

(1) either

(a) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and,

in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under either Credit Agreement, the Third Lien Notes Indenture or any other material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3) the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 13.01, the provisions of Section 13.02 and Section 8.06 hereof shall survive.

Section 13.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided, however, that if the Issuers have made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 14

MISCELLANEOUS

Section 14.01 [Reserved].

Section 14.02 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person, by email or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

c/o DJO Finance LLC

1430 Decision Street

Vista, California 92081

Attention: General Counsel

Fax No.: (760) 734-3536

If to the Trustee and/or the Second Lien Agent:

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, New York 10286

Attention: Corporate Trust Administration

Fax No.: (212) 815-5595

The Issuers, any Guarantor, the Trustee or the Second Lien Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication or electronic delivery is made, if by publication or electronic delivery; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided, however, that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

The Trustee and Second Lien Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee and Second Lien Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuers and Guarantors elect to give the Trustee and Second Lien Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and Second Lien Agent in its discretion elect to act upon such instructions, the Trustee and Second Lien Agent’s understanding of such instructions shall be deemed controlling. The Trustee and Second Lien Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee or Second Lien Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers and Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and Second Lien Agent, including without limitation the risk of the Trustee and Second Lien Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 14.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 14.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of any Issuer or Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.08 Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14.09 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

THE PARTIES IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 14.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 14.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12 Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind their successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 14.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.16 FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, collateral agent, paying agent, holder or other institution is or has agreed to be subject to related to this Agreement, the Issuers and the Guarantors agree (i) to provide to The Bank of New York Mellon sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon can determine whether it has tax related obligations under Applicable Law, (ii) that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under the Agreement to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon shall not have any liability, and (iii) to hold harmless The Bank of New York Mellon for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Agreement.

ARTICLE 15

COLLATERAL

Section 15.01 Collateral and Security Documents.

(a) Upon consummation of the Merger and the execution and delivery of a supplemental indenture in the form of Exhibit D-1 hereto, the due and punctual payment of the principal of, premium (if any), and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders, the Trustee or the Second Lien Agent under this Indenture, the Notes, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured by second priority security interests in the Collateral as to which the lenders under the Term Loan Credit Agreement have a first priority security interest (such Collateral herein called the “Term Loan Collateral”) and by third priority security interests in the portion of the Collateral as to which the lenders under the ABL Credit Agreement have a first priority security interest (such Collateral herein called the “ABL Collateral”) in favor of the Second Lien Agent on behalf of itself, the Trustee and the Holders and as provided in the Security Documents, which define the terms of the Liens that secure the obligations, subject to the terms of the Intercreditor Agreements.

(b) Each Holder, by accepting a Note, (i) irrevocably appoints the Second Lien Agent to act as its agent under the Security Documents and (ii) consents and agrees to the terms of the Security Documents and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Second Lien Agent to enter into the Security Documents (including mortgages and deeds of trusts for the Real Property identified in the Security Documents) and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c) The Issuers shall deliver to the Second Lien Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by this Section 15.01(c), to assure and confirm to the Second Lien Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

(d) The Issuers shall, and shall cause their respective Subsidiaries to, take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations under this Indenture and the Notes, a valid and enforceable perfected second priority Lien and security interest in and on all of the Term Loan Collateral and a valid and enforceable perfected third priority Lien and security interest in and on all of the ABL Collateral (subject, in each case, to the terms of the Intercreditor Agreements), in favor of the Second Lien Agent for its benefit and the benefit of the Trustee and the Holders. The Issuers shall, and shall cause their respective Subsidiaries, and each Subsidiary shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuers and their respective Subsidiaries) the second priority security interest created by the Security Documents in the Term Loan Collateral and the third priority security interest created by the Security Documents in the ABL Collateral (in each case, other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents)

as a perfected second priority security interest in the Term Loan Collateral and as a perfected third priority security interest in the ABL Collateral, subject only, in each case, to Permitted Liens.

Section 15.02 Release of Collateral.

(a) The Liens securing the Guarantee of any Guarantor will be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of this Indenture. In addition, the Liens on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture will be released, subject to this Section 15.02,

(i) in whole, upon a Legal Defeasance or a Covenant Defeasance of the Notes as set forth in Section 8.02 and Section 8.03;

(ii) in whole, upon satisfaction and discharge of this Indenture;

(iii) in whole, upon payment in full of principal, interest and all Obligations on the Notes and under this Indenture;

(iv) in whole or in part, with the consent of the requisite Holders of the Notes in accordance with the provisions under Section 9.02 hereof, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; and

(v) in part, as to any asset constituting Collateral

(A) that is sold, transferred or otherwise disposed of by the Issuers or any of the Guarantors (other than to the Issuers or another Guarantor) in a transaction permitted by this Indenture (to the extent of the interest sold or disposed of);

(B) if all other Liens on that asset securing the Priority Lien Obligations and Permitted Additional Pari Passu Obligations then secured by that asset (including all commitments thereunder) are released or will be released simultaneously therewith unless such release occurs in connection with a discharge in full in cash of the Priority Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the Priority Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”); provided, however, that, in the case of a Payment Discharge, the lien on any non-receivables collateral disposed of in satisfaction in whole or in part of Priority Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the discharge of Priority Lien Obligations in full in cash or otherwise in accordance with this Indenture shall be subject to a Lien in favor of the Second Lien Agent;

(C) that is cash or Net Proceeds used for any one or more purposes permitted under Section 4.10 hereof;

(D) to the extent such Collateral is comprised of property leased to a Grantor, upon termination or expiration of such lease; or

(E) that is otherwise released in accordance with this Indenture or the Security Documents.

(b) In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Second Lien Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 15 to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Guarantor to make any such sale or other transfer.

(c) Any release of any Lien on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture under this Section 15.02 will occur automatically as provided in Section 15.02(a)(v) hereof and, upon receipt of an Officer’s Certificate and an Opinion of Counsel that all conditions precedent to such release have been satisfied, the Second Lien Agent shall promptly deliver such appropriate instruments acknowledging such release as the Issuers or Guarantor may request. Upon receipt of an Officer’s Certificate and an Opinion of Counsel that all conditions precedent to such release have been satisfied, the Second Lien Agent shall also release the Liens on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture as provided in the other subparts of Section 15.02(a) hereof.

Section 15.03 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents, as applicable.

Section 15.04 Powers Exercisable by Receiver or Second Lien Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 15 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or Guarantor or of any officer or officers thereof required by the provisions of this Article 15; and if the Collateral shall be in the possession of the Second Lien Agent under any provision of this Indenture, then such powers may be exercised by the Second Lien Agent.

Section 15.05 Second Lien Agent.

(a) The Bank of New York Mellon shall be the Second Lien Agent under the Security Documents. The Second Lien Agent shall be under no obligation to exercise any of its rights or powers under the Security Documents at the request of any Holder of the Notes unless such Holder shall have offered to the Second Lien Agent security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(b) Each of the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably designates and appoints the Second Lien Agent to act as its agent under this Indenture, the Security Documents and the Intercreditor Agreements and each of the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Second Lien Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, powers and discretions and execute each document to be executed by the Second Lien Agent on its behalf. The Second Lien Agent agrees to act as such on the express conditions contained in this Section 15.05.

(c) The Second Lien Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession.

(d) In the event of any amendments, supplements, modifications, extensions, renewals or restatements to any of the First Lien Documents, the Company shall promptly provide the documentation evidencing such change to the Second Lien Agent.

(e) In acting hereunder and under the Security Documents, the Holders, the Issuers and the Guarantors agree that the Second Lien Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee hereunder as if such were provided to the Second Lien Agent. Furthermore, each Holder of a Note, by accepting such Note, appoints The Bank of New York Mellon as its second lien collateral agent, and consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Second Lien Agent to enter into and perform the Security Documents in each of its capacities thereunder.

(f) The Second Lien Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Security Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Issuers.

(g) The Second Lien Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Second Lien Agent.

(h) Beyond the exercise of reasonable care in the custody of the Collateral in its possession, the Second Lien Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Second Lien Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Second Lien Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Second Lien Agent in good faith.

(i) The Second Lien Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of such Second Lien Agent, as determined by a court of competent jurisdiction in a final, nonappealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Second Lien Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

In the event that the Second Lien Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Second Lien Agent’s sole discretion may cause such Second Lien Agent to be considered an “owner or operator” under any environmental laws or otherwise cause such Second Lien Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, such Second Lien Agent reserves the right, instead of taking such action, either to resign as Second Lien Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Second Lien Agent will not be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of such Second Lien Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 15.06 Intercreditor Agreements and other Security Documents.

(a) Each of the Trustee and the Second Lien Agent is hereby directed and authorized to execute and deliver the Intercreditor Agreements or any other Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Second Lien Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in acting hereunder, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreements or any Security Document, the Holders, the Issuers and the Guarantors agree that the Trustee and the Second Lien Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). In the event that any of the provisions within this Indenture is deemed to conflict with the Intercreditor Agreements, the provisions of the Intercreditor Agreements shall control.

(b) If Indebtedness is incurred under Section 4.09 hereof that is, and is permitted to be pursuant to this Indenture secured on a senior priority basis by any asset constituting Collateral and the Notes and the Guarantees are secured by any such asset, then, at the request of the Issuers, the Second Lien Agent and the representative of the Holders of such Indebtedness will become party to one or more intercreditor agreements with terms substantially similar to each applicable Intercreditor Agreement (or an amendment or supplement to such Intercreditor Agreement).

(c) If Indebtedness is incurred that is, and is permitted to be pursuant to the terms of this Indenture, secured on a pari passu basis by any Collateral held by an Administrative Agent and the Notes and the Guarantees are secured by any such asset that qualifies as Collateral, then the Second Lien Agent, at the request of the Issuers, will enter into an intercreditor agreement with customary terms and provisions (which shall be reasonably acceptable to the Second Lien Agent), or an amendment or supplement to each applicable Intercreditor Agreement, with the representative of holders of such Indebtedness and such Administrative Agent.

(d) If Indebtedness is incurred under Section 4.09 hereof that is, and is permitted to be pursuant to this Indenture, secured on a junior-priority basis by any asset constituting Collateral and the Notes and the Guarantees are secured by any such asset, then the Second Lien Agent, at the request of the Issuers, will enter into an intercreditor agreement, with customary terms and provisions (which shall be reasonably acceptable to the Second Lien Agent), or an amendment or supplement to each applicable Intercreditor Agreement, with the representative of the holders of such Indebtedness and the applicable Administrative Agent.

[Signatures on following page]

DJO FINCO INC.

By:	/s/ Susan M. Crawford
Name:	Susan M. Crawford
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Lien Notes Indenture]

THE BANK OF NEW YORK MELLON, as Trustee and Second Lien Agent

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Second Lien Notes Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Reference is made to the Junior Lien Intercreditor Agreement, dated as of May 7, 2015, among Macqurie US Trading LLC, as First Lien Agent, The Bank of New York Mellon, as Second Lien Agent, The Bank of New York Mellon, as Third Lien Agent, and DJO Finance LLC and certain of its affiliates (the “TL-Notes Intercreditor Agreement”) and the ABL Intercreditor Agreement, dated as of May 7, 2015, among Wells Fargo Bank, National Association, as ABL Administrative Agent and as ABL Collateral Agent, Macqurie US Trading LLC, as First Lien Term Loan Agent, The Bank of New York Mellon, as Second Lien Notes Agent, The Bank of New York Mellon, as Third Lien Notes Agent, and DJO Finance LLC and certain of its affiliates (the “ABL/TL-Notes Intercreditor Agreement” and, together with the TL-Notes Intercreditor Agreement, the “Intercreditor Agreements”). Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreements and (b) authorizes and instructs the Second Lien Agent on behalf of each Holder to enter into the Intercreditor Agreements as Second Lien Agent on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreements to extend credit to the Company and the Guarantors and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Agent pursuant to the Security Documents and the exercise of any right or remedy by the Second Lien Agent hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and the Indenture, the terms of the Intercreditor Agreements shall govern.

CUSIP [    ][    ]

ISIN [    ][    ]

[[RULE 144A][REGULATION S] GLOBAL NOTE

8.125% Second Lien Notes due 2021

No.	[$ ]

DJO FINCO INC.

promises to pay to [    ] or registered assigns, the principal sum [of $         United States Dollars] [as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto,] on June 15, 2021.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

IN WITNESS HEREOF, the Initial Issuer has caused this instrument to be duly executed.

Dated:

DJO FINCO INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Back of Note]

8.125% Second Lien Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. The Issuers jointly and severally promise to pay interest on the principal amount of this Note at 8.125% per annum from May 7, 2015 until maturity. The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 7, 2015; provided, however, that the first Interest Payment Date shall be December 15, 2015. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes and if any, to the Persons who are registered Holders of Notes at the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of May 7, 2015 (the “Indenture”), among DJO Finco Inc., the Trustee and the Second Lien Agent. This Note is one of a duly authorized issue of notes of the Issuers, designated as 8.125% Second Lien Notes due 2021. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described below under clauses 5(b), 5(c), 5(d) and 5(e), the Issuers may not redeem the Notes.

(b) At any time prior to June 15, 2018, the Issuers may, at their option and on one or more occasions, redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (a “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) On and after June 15, 2018, the Issuers may, at their option and on one or more occasions, redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record, on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve–month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2018	104.063%
2019	102.031%
2020 and thereafter	100.000%

(d) In addition, (i) until June 15, 2019, the Issuers may, at their option and on one or more occasions, redeem in the aggregate up to 15% of the aggregate principal amount of Notes issued by them at a redemption price equal to 103.0% of the aggregate principal amount thereof, with an amount not to exceed the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Company’s common equity capital made with an amount not to exceed the net cash proceeds of an Equity Offering, plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date and/or (ii) until June 15, 2018, the Issuers may, at their option and on one or more occasions, redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued by them at a redemption price equal to 108.125% of the aggregate principal amount thereof, with an amount not to exceed the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Company’s common equity capital made with an amount not to exceed the net cash proceeds of an Equity Offering, plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that, in the case of each of clause (i) and (ii) above, at least 50% of the aggregate principal amount of Notes originally issued under this Indenture and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, however, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering. The Issuers may not use the same net proceeds as the basis for both a redemption under clause (i) above and a redemption under clause (ii) above, though, for the avoidance of doubt, the Issuers can allocate proceeds from the same Equity Offering to consummate redemptions under clauses (i) and (ii) above.

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable Redemption Date.

(f) Notice of any redemption, whether in connection with an Equity Offering, a financing, any other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, financing or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. The Issuers, the Investors and their respective Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

(g) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 and Section 3.10 of the Indenture, notice of redemption will be mailed electronically or by first-class mail at least 15 days but not more than 60 days before the redemption date (except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”), subject to the right of the Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.15 of the Indenture.

(b) If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, within ten Business Days of each date that Excess Proceeds exceed $30.0 million, the Issuers shall commence an offer (an “Asset Sale Offer”) to all Holders of the Notes and to the holders of any other Permitted Additional Pari Passu Obligations if required by the terms of Permitted Additional Pari Passu Obligations, to purchase the maximum aggregate principal amount of the Notes and Permitted Additional Pari Passu Obligations that, in the case of the Notes, is an integral multiple of $1,000 (but in minimum amounts of $2,000), and may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, and in the case of any Permitted Additional Pari

Passu Obligations, at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and Permitted Additional Pari Passu Obligations, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or Permitted Additional Pari Passu Obligations, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuers shall purchase the Notes and such Permitted Additional Pari Passu Obligations, as the case may be, on a pro rata basis (or pursuant to applicable depositary procedures) based on the accreted value or principal amount of the Notes or such Permitted Additional Pari Passu Obligations, as the case may be, tendered with adjustments as necessary so that no Notes or Permitted Additional Pari Passu Obligations, as the case may be, will be repurchased in part in an unauthorized denomination. Additionally, the Issuers may, at their option, make an Asset Sale Offer using the proceeds from any Asset Sale at any time after the consummation of such Asset Sale. Upon consummation or expiration of any Asset Sale Offer, any Net Proceeds not used to purchase Notes or Permitted Additional Pari Passu Obligations in such Asset Sale Offer shall not be deemed Excess Proceeds and the Issuers may use any Net Proceeds not required to be used for general corporate purposes, subject to other covenants contained in the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. SECURITY DOCUMENTS; INTERCREDITOR AGREEMENTS. Each Holder, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Security Documents and the Intercreditor Agreements and the performance by the Trustee and the Second Lien Agent of their respective obligations and the exercise of their respective rights thereunder and in connection therewith.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the

Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture, except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction). The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

14. GUARANTEES. Prior to the Merger, the Issuers’ obligations under the Notes will not be guaranteed. Upon consummation of the Merger and the execution and delivery of a supplemental indenture in the form of Exhibit D-1 to the Indenture, the Issuers’ obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors, subject to the terms of the Indenture.

15. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

16. [Reserved.]

17. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

18. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

c/o DJO Finance LLC

1430 Decision Street

Vista, California 92081

Facsimile: (760) 734-3536

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10 ☐ Section 4.15

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[DJO Finance LLC/ DJO Finance Corporation]

1430 Decision Street

Vista, California, 92081

Attention: General Counsel

Fax No.: (760) 734-3536

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, New York 10286

Fax No.: (212) 815-5595

Attention: Corporate Trust Administration

Re:	8.125% Second Lien Notes due 2021

Reference is hereby made to the Indenture, dated as of May 7, 2015 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of May 7, 2015, among DJO Finance LLC, DJO Finance Corporation, the Guarantors party thereto, the Trustee and the Second Lien Agent, the “Indenture”), among DJO Finco Inc., the Trustee and the Second Lien Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.  ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such

Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.  ☐  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐  such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)  ☐  CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the

Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[INSERT NAME OF TRANSFEROR]

By:
Name
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[DJO Finance LLC/ DJO Finance Corporation]

1430 Decision Street

Vista, California 92081

Attention: General Counsel

Fax No.: (760) 734-3536

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, New York 10286

Fax No.: (212) 815-5595

Attention: Corporate Finance Unit

Re:	8.125% Second Lien Notes due 2021

Reference is hereby made to the Indenture, dated as of May 7, 2015 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of May 7, 2015, among DJO Finance LLC, DJO Finance Corporation, the Guarantors party thereto, the Trustee and the Second Lien Agent, the “Indenture”), among DJO Finco Inc., the Trustee and the Second Lien Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)  ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)  ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive

Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)  ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)  ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)  ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)  ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐  144A Global Note  ☐  Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated                     .

[INSERT NAME OF TRANSFEROR]

By:
Name
Title:

Dated:

EXHIBIT D-1

[FORM OF FIRST SUPPLEMENTAL INDENTURE

TO BE DELIVERED UPON THE MERGER]

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of May 7, 2015, among DJO Finance LLC, a Delaware limited liability company (the “Company”), DJO Finance Corporation, a Delaware corporation wholly owned by the Company (the “Co-Issuer” and together with the Company, the “Issuers”), the subsidiaries of the Company listed on the signature pages hereto (each, a “Guaranteeing Subsidiary”) and The Bank of New York Mellon, as trustee (the “Trustee”) and Second Lien Agent.

W I T N E S S E T H

WHEREAS, DJO Finco Inc. (the “Initial Issuer”) has heretofore executed and delivered to the Trustee and Second Lien Agent an indenture (the “Indenture”), dated as of May 7, 2015, providing for the issuance of an unlimited aggregate principal amount of 8.125% Second Lien Notes due 2021 (the “Notes”);

WHEREAS, the Issuers and each Guaranteeing Subsidiary that is a signatory hereto is executing this First Supplemental Indenture pursuant to which (i) the Issuers shall each become a party to the Indenture and assume all of the rights and be subject to all of the obligations and agreements of the “Issuers” under the Indenture and (ii) each such Guaranteeing Subsidiary shall become a party to the Indenture and assume all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture ; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture without the consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound; Guarantee.

(a) Agreement to be Bound. Without limiting the assumption by operation of law upon the Merger, (i) the Company hereby becomes party to the Indenture as the “Company” for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of the “Company” under the Indenture, (ii) the Co-Issuer hereby becomes party to the Indenture as the “Co-Issuer” for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of the “Co-Issuer” under the Indenture and (iii) each of the Company and the Co-Issuer hereby acknowledges that each such Person shall be an “Issuer” under the Indenture for all purposes thereof, and as such will have all the rights and be subject to all the obligations and agreements of an “Issuer” under the Indenture.

(b) Guarantee. Each Guaranteeing Subsidiary by executing this First Supplemental Indenture agrees to be a Guarantor under the Indenture for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor”

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under the Indenture, including but not limited to the obligations and agreements in Article 10 thereof.

(3) Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and each Guaranteeing Subsidiary.

(12) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof.

(14) Effectiveness of Supplemental Indenture. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The provisions of this Supplemental Indenture will only become operative concurrently with the consummation of the Merger.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

DJO FINANCE LLC

By:
Name:
Title:

DJO FINANCE CORPORATION

By:
Name:
Title:

DJO, LLC DJO CONSUMER, LLC EMPI, INC. ELASTIC THERAPY, LLC ENCORE MEDICAL ASSET CORPORATION ENCORE MEDICAL GP, LLC ENCORE MEDICAL PARTNERS, LLC RIKCO INTERNATIONAL, LLC

By:
Name:
Title:

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ENCORE MEDICAL, L.P.
By: Encore Medical GP, LLC, its general partner

By:
Name:
Title:

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THE BANK OF NEW YORK MELLON, as Trustee and Second Lien Agent

By:
Name:
Title:

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EXHIBIT D-2

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), [each] a subsidiary of [DJO Finance LLC, a Delaware limited liability company][DJO Finance Corporation, a Delaware corporation] and The Bank of New York Mellon, as trustee (the “Trustee”) and Second Lien Agent.

W I T N E S S E T H

WHEREAS, DJO Finco Inc. has heretofore executed and delivered to the Trustee and Second Lien Agent an indenture (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of May 7, 2015 by and among DJO Finance LLC, DJO Finance Corporation (together with DJO Finance LLC, the “Issuers”), the Guarantors party thereto, the Trustee and the Second Lien Agent, the “Indenture”), dated as of May 7, 2015, providing for the issuance of an unlimited aggregate principal amount of 8.125% Second Lien Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and Second Lien Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound; Guarantee. Each Guaranteeing Subsidiary by executing this Supplemental Indenture agrees to be a Guarantor under the Indenture for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture, including but not limited to the obligations and agreements in Article 10 thereof.

(3) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and each Guaranteeing Subsidiary.

(12) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee and Second Lien Agent

By:
Name:
Title:

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